UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2009

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on October 30, 2007, Hana Biosciences, Inc. (the “Company”) entered into a Facility Agreement with Deerfield Private Design Fund, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited, and Deerfield Private Design International, L.P. (collectively, the “Lenders”). The Facility Agreement provided that the Company may borrow from the Lenders up to an aggregate of $30 million (the “Loan”).  To date, the Company has drawn down the aggregate principal amount of $27.5 million.

As additional consideration for the Loan, the Company also issued to the Lenders two series of 6-year warrants (collectively, the “Warrants”), which represent the right to purchase 6,142,754  shares of the Company’s common stock at an exercise price of $1.31 per share (subject to adjustment for stock splits, combinations and similar events), which represented the closing bid price of the Company’s common stock as reported on the Nasdaq Global Market on October 30, 2007. A certain portion of these warrants relating to the right to currently purchase 5,742,754 shares of the Company’s common stock, includes an anti-dilution feature.  This anti-dilution feature requires that, as the Company issues additional shares of its common stock during the term of the Warrants, the number of shares purchasable thereunder automatically increases so that such warrants always represent 17.625% of the Company’s then outstanding common stock.

The Warrants also contained a provision that would require the Company to redeem the Warrants, at Deerfield’s election, upon the occurrence of certain events described in the Warrants as “Major Transactions.”  A Major Transaction is triggered under the terms of the Warrants in the event the Company’s common stock ceases to be listed, traded or publicly quoted on the Nasdaq Stock Market or another national securities exchange.  In the event of a Major Transaction, the Lenders may elect to require the Company to redeem the Warrants for cash at a redemption price equal to the Black-Scholes value of the Warrants, as determined in accordance with a formula set forth in the Warrants (the “Redemption Price”).

As described below in Item 3.01 of this report, the Company’s common stock was facing delisting from the Nasdaq Capital Market unless the Company regained compliance with a Nasdaq continued lisitng requirement by September 1, 2009. As required pursuant to the terms of the Warrants, the Company notified the Lenders on August 18, 2009, that it expected that trading in its common stock would be suspended and/or delisted from the Nasdaq Capital Market following September 1, 2009.  Further to the terms of the Warrants, the Lenders notified the Company on August 24, 2009 that they were electing to require the Company to redeem the Warrants in cash for the Redemption Price if the Company’s common stock was subsequently delisted or suspended from trading on the Nasdaq Capital Market.  The Redemption Price, as determined in accordance with the Warrants, is approximately $4.0 million.  However, pursuant to a letter agreement dated September 3, 2009, the Company and the Lenders agreed that, in lieu of satisfying the Redemption Price in cash, the Company could satisfy such obligation, at the Lenders’ election, as follows:

•
upon the completion by the Company of a “Qualified Financing” at any time or from time to time on or prior to June 30, 2010, by the issuance to Deerfield of the same type of securities that Deerfield would have received had the Redemption Price been invested in such financing; or

•
on any date on or prior to July 1, 2010 specified in a written notice by Deerfield to the Company, by the issuance to Deerfield of shares of the Company’s Common Stock equal to the Redemption Price divided by the lesser of $.60 or the average closing sale price of the common stock during the 10 trading days immediately preceding the date of such notice.

The Company’s obligation to redeem the Warrants became fixed when the Company was notified by Nasdaq on September 8, 2009, that trading of the Company’s common stock would be suspended as of September 10, 2009.  See Item 3.01 below.  As of such date, the Warrants will be deemed cancelled and the Lenders’ rights thereunder will terminate.

The foregoing description of the September 3, 2009 letter agreement is qualified in its entirety by reference to such agreement itself, a copy of which is filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure described under Item 1.01 of this report is incorporated by reference herein.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure described under Item 1.01 of this report is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure described under Item 1.01 of this report is incorporated by reference herein.

As described above under Item 1.01 of this report, the Company had been previously notified in November 2008 that it did not comply with Nasdaq Marketplace Rule 5550(b), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  The Company had received an extension until March 4, 2009 to regain compliance with these requirements, but was unable to comply.  As a result, on March 5, 2009, Nasdaq notified the Company in March 2009 that its common stock would be subject to delisting from the Nasdaq Capital Market, and on March 12, 2009, the Company submitted an appeal of the delisting determination to a Nasdaq Hearings Panel pursuant to applicable Nasdaq rules.  In June 2009, that panel granted the Company’s request to have until September 1, 2009 in which to regain compliance with Rule 5550(b).  The Company has not been able to regain compliance, however.  Accordingly, on September 8, 2009, Nasdaq notified the Company that its common stock will be delisted from the Nasdaq Capital Market and that trading of the common stock would be suspended, effective at the opening of business on September 10, 2009.

The Company’s press release dated September 8, 2009, announcing the suspension of trading and delisting of its common stock on the Nasdaq Capital Market is filed with this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Agreement dated September 3, 2009 by and among Hana Biosciences, Inc., Deerfield Private Design Fund, L.P., Deerfield Special Situations Fund L.P., Deerfield Special Situations Fund International Limited, and Deerfield Private Design International, L.P.

99.1	Press release dated September 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2009	Hana Biosciences, Inc.

	By:	/s/ John P. Iparraguirre
John P. Iparraguirre
Vice President, Chief Financial Officer

INDEX TO EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description
10.1
Agreement dated September 3, 2009 by and among Hana Biosciences, Inc., Deerfield Private Design Fund, L.P., Deerfield Special Situations Fund L.P., Deerfield Special Situations Fund International Limited, and Deerfield Private Design International, L.P.

99.1	Press release dated September 8, 2009.